UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, Lumos Networks Corp. (the “Company”) appointed Johan G. Broekhuysen, currently Interim Chief Financial Officer and Chief Accounting Officer, to serve as Executive Vice President, Chief Financial Officer and Treasurer effective October 3, 2014. He remains the Company’s Chief Accounting Officer.

Mr. Broekhuysen, age 43, joined the Company in November 2012 as Vice President and Corporate Controller and was appointed Chief Accounting Officer in January 2014 and interim Chief Financial Officer in March 2014. Prior to joining the Company, Mr. Broekhuysen was Senior Vice President, Assistant Treasurer and Corporate Controller of GlobalLogic, Inc., a privately-held software research and development company, from 2009 to January 2012 and Vice President and Corporate Controller of GlobalLogic, Inc. from 2008 to 2009. Prior to joining GlobalLogic, Inc., Mr. Broekhuysen was Director, Financial Reporting and Consolidation of AOL, LLC, an online advertising and Internet connectivity provider, from 2007 to 2008 and Director, Service Revenue Accounting of AOL, LLC from 2004 to 2007.

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company entered into an amended and restated employment agreement with Mr. Broekhuysen, dated as of October 3, 2014. The initial term of the employment agreement expires on December 31, 2015 and will automatically renew for successive one-year periods unless notice of termination is previously provided. The amended and restated employment agreement provides for an annual base salary of $260,000 per year and a target bonus opportunity of 60% of Mr. Broekhuysen’s base salary, which will be paid if the bonus criteria, as set by the Company’s Board of Directors, for the applicable period are met. Under the amended and restated employment agreement, Mr. Broekhuysen received a promotion equity grant of 40,000 shares of restricted stock, which vest on the third anniversary of the grant date, and 100,000 stock options exercisable for shares of common stock, which vest 25% a year beginning on the first anniversary of the grant date.

Consistent with other employment agreements between the Company and its executive officers, the amended and restated employment agreement with Mr. Broekhuysen provides him with certain severance benefits in the event of a termination of his employment, including upon a change of control.

The foregoing description of the amended and restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended and restated employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Lumos Networks Corp. and Johan G. Broekhuysen, dated October 3, 2014

99.1	Press Release, dated October 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2014

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen
Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Lumos Networks Corp. and Johan G. Broekhuysen, dated October 3, 2014

99.1	Press Release, dated October 6, 2014